Exhibit 99.2

Delek Logistics Partners, LP Announces Proposed Offering of $550 Million of Senior Notes

BRENTWOOD, Tenn., February 28, 2024 - Delek Logistics Partners, LP (NYSE: DKL) (“Delek Logistics”) announced today that it, along with Delek Logistics Finance Corp., a subsidiary of Delek Logistics, intends to offer $550 million in aggregate principal amount of senior notes due 2029 (the “Notes”) in a private placement to eligible purchasers, subject to market conditions.

Delek Logistics intends to use the net proceeds from the offering to (i) repurchase or redeem all of the outstanding 6.75% Senior Notes due 2025 (the “2025 Notes”), (ii) repay in full the outstanding borrowings under Delek Logistics’ term loan facility and (iii) pay accrued and unpaid interest, premiums, fees and expenses related to such repurchases, repayments and redemptions. Delek Logistics intends to use any remaining net proceeds for general corporate purposes, which may include the repayment of a portion of the outstanding borrowings under its revolving credit facility.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2025 Notes.

About Delek Logistics Partners, LP

Delek Logistics is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region, Delek Logistics provides gathering, pipeline, transportation, and other services for its customers in crude oil, intermediates, refined products, natural gas, storage, wholesale marketing, terminalling water disposal and recycling.

Delek US Holdings, Inc. (NYSE: DK) owns the general partner interest as well as a majority limited partner interest in Delek Logistics and is also a significant customer.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the offering and the anticipated use of the net proceeds therefrom. These statements may contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, are made as of the date they were first issued and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Delek Logistics’ control. Delek Logistics’ actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, market risks and uncertainties, including those which might affect the offering, and the impact of any natural disasters or public health emergencies. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in Delek Logistics’ filings and reports with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the year ended December 31, 2023 other reports and filings with the SEC.

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